Exhibit 99.2

 Cirrus Logic to Acquire Lion Semiconductor   July 8, 2021

 Safe Harbor Statement   Except for historical information contained herein, the matters set forth in this presentation contain forward-looking statements including our statements about the company’s expectations to close the acquisition within 30 days; to be immediately accretive to earnings per share; to contribute approximately $60 million to revenue between deal close and the end of FY22; to have strong growth potential in coming years; to expand our addressable market and product diversification; to accelerate the growth of our high-performance mixed-signal business; to grow in new and existing customers and markets; to drive meaningful revenue growth in high-performance mixed-signal solutions; to be supportive of corporate gross margins; to add over $1.5 billion to high-performance mixed-signal SAM; to grow ASPs and total content value with OEMs; to represent particular values of content opportunity per device; and to expand our technology leadership in certain areas. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially, and readers should not place undue reliance on such statements. These risks and uncertainties include, but are not limited to, the following: recent increased industry-wide capacity constraints that may impact our ability to meet current customer demand, which could cause an unanticipated decline in our sales and damage our existing customer relationships and our ability to establish new customer relationships; the potential for increased prices due to capacity constraints in our supply chain, which, if we are unable to increase our selling price to our customers, could result in lower revenues and margins that could adversely affect our financial results; the failure of the acquisition to close as a result of a failure to meet closing conditions; our ability to effectively integrate the business and operations of Lion Semiconductor, including our ability to retain key employees following the acquisition; any material adverse changes in the customers of Lion Semiconductor and/or any material adverse changes in the business or financial condition of Lion Semiconductor;  the level of orders and shipments, customer cancellations of orders, or the failure to place orders consistent with current forecasts for fast-charging IC products, along with the risk factors listed in our Form 10-K for the year ended March 27, 2021, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this presentation, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

 Transaction  $335 million All cash transaction   Timing  Expected to close within 30 days   Subject to customary closing conditions  Financials  Immediately accretive to GAAP and non-GAAP EPS Expected to contribute approximately $60 million in revenue between deal close and the end of FY22 with strong growth potential in the coming years   Operations  35 employees with operations in San Francisco and Seoul  Products  Proprietary switched-capacitor charger and power ICs delivering ultra-rapid charging for general market smartphones, laptops and other devicesRobust intellectual property portfolio Strong customer relationships in smartphone and laptop space  Lion Semiconductor Acquisition Overview

Compelling Strategic Rationale

PROPRIETARY SWITCHED-CAPACITOR TECHNOLOGY FOR RAPID CHARGING

- Delivers compelling differentiation through ultra-rapid charging of battery devices
- Technology is integrated in device itself, close to the battery, with an attach rate of one per device or higher
- Enables higher-ratio power conversion for faster, more efficient charging
- Proven technology shipping in multiple flagship and mid-tier smartphones

SIGNIFICANT ADDRESSABLE MARKET EXPANSION & PRODUCT DIVERSIFICATION

- Broadens portfolio of power and battery intellectual property in large and fast-growing market for power applications in smartphones, laptops and other devices
- Highly complementary to our existing power intellectual property and ongoing investments in this area
- Accelerates growth of our high-performance mixed-signal business
- Strengthens our ability to grow in both new and existing customers and markets

FINANCIALLY COMPELLING TRANSACTION

- Expected to drive meaningful revenue growth in high-performance mixed-signal solutions
- Supportive of corporate gross margins
- Immediately accretive to GAAP and non-GAAP EPS

CIRRUS LOGIC®

4

Strengthens Position in High-Performance Mixed-Signal


Tablets
Truly Wireless Headsets
Wearables
Laptops
Other
Smartphones
Audio
High-Performance
Mixed-Signal
Beyond Audio

Accelerates company's strategy to drive growth in new high-performance mixed-signal areas

Adds over $1.5B to high-performance mixed-signal SAM in smartphones, laptops and other devices

Grows ASPs and total content value with leading general market OEMs

CIRRUS LOGIC®

5

Fast-Charging Features Increasingly Important

MARKET TRENDS DRIVING ADOPTION

- Consumers are pushing for faster, higher-power wired and wireless charging
- OEMs are increasingly positioning fast charging as a key differentiator across all product tiers
- Advanced switched-capacitor ICs enable fast charging and reduce total charge time
- New USB-C Extended Power Range (EPR) standard enables higher-watt charging

LION'S UNIQUE SWITCHED-CAPACITOR CHARGING IP

- Delivers higher-power efficiency enabling faster charging with less power loss and heat dissipation
- Products in development that support next-generation USB-C EPR higher-watt charging
- Total fast charger content opportunity per device to range from $0.50 to $2.00+

CIRRUS LOGIC®
6

Summary   Accelerates growth of high-performance mixed-signal business Expands Cirrus Logic’s technology leadership through unique intellectual property and fast-charging products for smartphones, laptops and other devices Diversifies product portfolio and drives content expansion opportunities with new and existing customers Meaningfully expands high-performance mixed-signal SAM Financially compelling transaction Expected to contribute approximately $60M in revenue between deal close and the end of FY22Supportive of corporate gross marginsImmediately accretive to GAAP and non-GAAP earnings per share The company will address questions regarding the acquisition during the Q1 FY22 earnings call on July 28, 2021.